OPTION AGREEMENT
                                ----------------

          THIS OPTION PURCHASE AGREEMENT is made as of March 7, 2002, by and among Grubb & Ellis Company, a Delaware corporation (the "Company"), the persons and entities listed on Schedule A (individually, a "Lender" and collectively, the "Lenders") and Bank of America, N.A., as Administrative Agent under the Credit Agreement referred below (in such capacity, the "Administrative Agent").



                                    RECITALS
                                    --------

          WHEREAS, pursuant to the terms of the Third Amendment, dated as of March 7, 2002, to the Amended and Restated Credit Agreement, dated as of December 31, 2000, as amended, among the Company, various financial institutions (the "Banks") and the Administrative Agent (the "Credit Agreement"), the Lenders agreed to make an Additional Term Loan (as defined in the Credit Agreement) to the Company;

          WHEREAS, in consideration for the making of the Additional Term Loan, the Company intends to issue convertible promissory notes (the "Bank Note") in connection with the potential issuance of the Company's series A preferred stock, par value $.01 per share ("Series A Preferred Stock"), as set forth in the Certificate of Designations, Number, Voting Powers, Preferences and
Rights of Series A Preferred Stock attached hereto as Exhibit A;

          WHEREAS, the Company wishes to acquire, and the Lenders have agreed to grant to the Company, an option to sell additional promissory notes to the Lenders, on the terms and subject to the conditions set forth herein;

          WHEREAS, the Lenders have agreed to grant the Company the right under certain circumstances to terminate this Agreement by purchasing from the Lenders
(a) the outstanding Bank Note (or the shares of Series A Preferred Stock issued upon the conversion thereof) and (b) a certain number of shares of common stock, par value $.01 per share ("Common Stock"), all on the terms and subject to the conditions set forth herein; and

          WHEREAS, the Company has assigned to the Administrative Agent, for the benefit of the Banks, all of its personal property, including all of its rights under this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises and covenants made herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Grant of Option.
        ---------------

        1.1 Put Right. Subject to the terms and conditions set forth herein, each Lender (and/or one or more of its permitted assigns) severally, irrevocably and unconditionally agrees to purchase from the Company, and the Company irrevocably and unconditionally agrees to sell to each Lender (and/or one or more of its permitted assigns), on June 3, 2002 (the "Closing Date"), a convertible promissory note containing the same terms and conditions, and with the same conversion features, as set forth in the form of note attached hereto as Exhibit B (each a "Put Note" and collectively the "Notes"), in the amount set forth opposite such Lender's name on Schedule A hereto. The right of the Company to require such purchases is herein called the "Put Right".

        1.2 Exercise of Put Right. In order to exercise the Put Right, the Company shall deliver written notice of exercise (the "Notice of Exercise") by 5:00 PM New York time on May 30, 2002, in the manner prescribed in Section 7.4 hereto, to the Lenders.

        1.3 Refinancing Option. Prior to April 30, 2002 (the "Refinancing Option Termination Date"), the Company shall have the right to purchase from the Lenders (a) the Bank Note (or the shares of Series A Preferred Stock issued upon conversion of the Bank Note) and (b) 1,337,358 shares of Common Stock held by the Lenders ((a) and (b) collectively, the "Refinancing Option") for an aggregate amount equal to (i) the $5,000,000 principal amount of the Bank Note and accrued interest thereon (assuming that the full $5,000,000 principal amount of the Bank Note was outstanding on the payment date) plus reasonable expenses (as defined in the Bank Note) to the date of purchase and (ii) $4,158,431 (the sum of (i) and (ii) the "Refinancing Option Price"); provided, that in the event that (x) the Company shall not have exercised the Refinancing Option prior to the Refinancing Option Termination Date, (y) the Company has obtained a non-binding letter of intent, term sheet or similar documentation which sets forth the terms of a transaction that the Company in good faith reasonably believes will provide the Company with the requisite funds to effect the Refinancing Option on or before May 14, 2002 and (z) the Company has provided the Lender with a copy of such documentation, then the Refinancing Option shall automatically and irrevocably be extended to May 14, 2002. In the event that the Refinancing Option is exercised and the Refinancing Option Price is paid in full by the rendering of payment thereof by April 30, 2002 or May 14, 2002, as applicable, then this Agreement shall terminate and have no further effect (other than Section 7.2 hereof which shall survive). Notwithstanding the foregoing, the Company shall not have the right to exercise the Refinancing Option unless it has received, after the date of this Agreement, proceeds from the issuance of subordinated debt or equity of the Company (in each case having terms reasonably acceptable to the Required Lenders (as defined in the Credit Agreement)) at least equal to the sum of (x) the Refinancing Option Price plus
(y) $6,000,000.

        1.4 Purchase Obligations Unconditional. Subject to the terms of this Agreement (including Section 1.3 hereof), the obligation of each Lender to make the purchase described in Section 1.1 is absolute, unconditional and irrevocable, and such purchase shall be made strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding:

            (a) any breach by the Company of any representation, warranty or covenant set forth in this Agreement or any related document;

            (b) the existence of any claim, set-off, defense or counterclaim that such Lender may have against the Company or any other person or entity;

            (c) any change in or restructuring of the corporate structure of, or termination of the existence of, the Company;

            (d) the existence of any Event of Default or Default (as each such term is defined in the Credit Agreement);

            (e) the existence of any bankruptcy, insolvency, liquidation, winding up, reorganization, relief or similar proceeding with respect to the Company or any of its subsidiaries;

            (f) any material adverse change in the business, condition (financial or otherwise), assets, operations or prospects of the Company or any of its subsidiaries; or

            (g) any other circumstance or event, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, such Lender's obligation to make the purchase required hereunder.

     2. Conversion of Notes.
        -------------------

            (a) Each Note purchased hereunder shall be convertible into Series A Preferred Stock, in accordance with the provisions of such Note.

            (b) The holder of any Note to be converted shall surrender such Note to the Company at its principal office and shall indicate the name or the names in which the certificate or certificates for Series A Preferred Stock which shall be issuable on such conversion shall be issued. As soon as practicable after the surrender of the Note or Notes as aforesaid, the Company shall cause to be issued and delivered at such office to such holder, or on its written order, a certificate or certificates, in the name or names specified by such holder, for the full number of Series A Preferred Stock issuable on such exchange in accordance with the provisions hereof.

     3. Closing. The closing of the purchase and sale of the Put Notes to the Lenders hereunder (the "Closing") shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY, at 10:00 A.M. on the Closing Date, or at such other place as the Company, the Lenders and the Administrative Agent mutually agree upon in writing. At the Closing, (i) the Company shall deliver to each Lender a Put Note, representing its pro rata portion of $6,000,000, (ii) each Lender shall cause to be delivered to the Company, by wire transfer to an account specified by the Administrative Agent, an amount equal to the original principal amount of its Put Note and (iii) each Lender shall sign, and the Company shall acknowledge, a Subordination Agreement in the form of Exhibit C hereto. All of the parties hereto acknowledge and agree that the proceeds of the purchase and sale of the Put Notes will be applied to prepay Revolving Credit Loans under and as defined in the Credit Agreement until the Revolving Credit Loans are repaid in full, and any balance may be retained by the Company for use in the business of the Company and its subsidiaries; provided that, if an Event of Default exists under and as defined in the Credit Agreement at the time of receipt of any such proceeds, such proceeds shall be applied to prepay Term Loans under and as defined in the Credit Agreement.

     4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to each Lender the following:

        4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted and proposed to be conducted in the future. The Company is duly qualified to transact business and is in good standing in each jurisdiction where failure to so qualify would have a material adverse effect on its business or properties.

        4.2 Capitalization. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of preferred stock, common stock, options and warrants have been duly and validly issued in compliance with applicable state and federal securities laws. Upon the consummation of the transactions contemplated hereby and effective as of the Closing, the authorized capital of the Company will consist of (a) 50,000,000 shares of common stock, $.01 par value ("Common Stock"), and (b) 60,000 shares of Series A Preferred Stock. As of the Closing, there shall be no declared but unpaid dividends or undeclared dividend arrearages on any shares of common stock of the Company. Immediately prior to giving effect to the consummation of the transactions contemplated by this Agreement, the only shares of the Company's capital stock issued and outstanding or reserved for issuance or committed to be issued will be as follows:

            (a) 14,948,384 fully paid and non-assessable shares of Common Stock, duly and validly issued and outstanding;

            (b) an additional 2,727,863 shares of Common Stock reserved for issuance upon the exercise of issued and outstanding stock options; (c) 600,000 shares of Common Stock reserved for issuance upon the exercise of issued and outstanding warrants;

            (d) 2,371,601 shares of Common Stock reserved for issuance upon the issuance and exercise of stock options that have been authorized but have not been granted;

            (e) no shares of the Company's preferred stock that are issued and outstanding; and

            (f) up to 60,000 shares of the Company's preferred stock reserved for designation as shares of Series A Preferred Stock.

        4.3 Authorization. All corporate actions on the part of the Company and its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Agreement, the Series A Preferred Stock and the Notes, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), and delivery of the Notes and the Series A Preferred Stock (collectively, the "Securities") have been taken or will be taken prior to the Closing. This Agreement and the Notes constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) state and federal securities laws with respect to rights to indemnification or contribution.

        4.4 Valid Issuance of Equity Securities. The Securities, when authorized, issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

        4.5 No Conflict. Except as set forth in the Disclosure Schedule, the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder (including the issuance and sale of the Securities) do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority that has not already been obtained prior to the date hereof.

        4.6 Absence of Defaults. Except as set forth in the Disclosure Schedule, the execution and delivery of this Agreement and the performance of its obligations hereunder (including the issuance and sale of the Securities) will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any material indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of the Company or the Certificate of Incorporation or Bylaws of the Company (all of the foregoing, the "Material Documents"). No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any Material Document or in any license, permit or authorization to which the Company is a party or by which it may be bound.

        4.7 Litigation. Except as set forth in the Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Notes or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of the Company, financially or otherwise, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth in the Company's annual report on Form 10-K for the period ending June 30, 2001, or in the ordinary course of business, there is no material action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

        4.8 Compliance with Laws. Except as set forth in the Disclosure Schedule, the Company has conducted its business in compliance with all applicable (i) laws, statutes, ordinances, regulations, rules, notice requirements, common law, agency guidelines and orders (together, "Regulations") of any foreign, federal, state or local courts or governmental agencies, departments or authorities ("Authorities") and (ii) judgments, decisions, consent decrees, injunctions, rulings or orders of any Authorities that are binding on any person (as such term is broadly defined) or its property under applicable law (together, "Court Orders"), except as would not reasonably be expected to cause a material adverse effect on the Company's business. The Company has not received any notice to the effect that, and has not otherwise been advised that, the Company is not in compliance with any such Regulation or Court Order, and the Company does not anticipate that any existing circumstances are reasonably likely to result in any material violation of any of the foregoing.

        4.9 Certain Changes and Conduct of Business. From and after the date of this Agreement and until the Notes are no longer outstanding, the Company shall inform the Lenders of all material developments with respect to the Company, including without limitation (i) entering into material agreements, (ii) any issuance of debt securities or the incurrence of any other indebtedness, (iii) a change in the number of Directors of the Company and (iv) a sale, lease or transfer of any material portion of the assets of the Company. The Company shall provide the Lenders with any written information provided to the Company's Board of Directors.

        4.10 Solvency. Immediately after the Closing and after giving effect to the purchase and sale of the Notes, the fair value of the assets of the Company will exceed its debts and liabilities, subordinated, contingent or otherwise.

     5. Representations, Warranties and Covenants of the Lenders. This Agreement is made with each Lender in reliance upon such Lender's representations to the Company and the Administrative Agent, which by such Lender's execution of this Agreement such Lender hereby confirms, that:

        5.1 Purchase Entirely for Own Account. The Securities will be acquired for investment for such Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person, with respect to any of the Securities.

        5.2 Disclosure of Information. Such Lender believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Such Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 4 of this Agreement or the right of the Lenders to rely thereon.

        5.3 Investment Experience. Such Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Such Lender also represents, unless such Lender is an individual, it has not been organized for the purpose of acquiring the Securities.

        5.4 Accredited Investor. Such Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Act"), as presently in effect.

        5.5 Restricted Securities. Such Lender understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Lender represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

        5.6 Ability to Make Purchase. Such Lender has, and will at all times prior to the Closing maintain, (a) cash, (b) cash equivalent investments, (c) undrawn subscription or other rights to obtain equity investments, (d) undrawn availability under one or more credit facilities and/or (e) other sources or immediately available funds in an amount at least equal to the amount of the Put Note that such Lender is required to purchase hereunder.

     6. Separate Undertaking of the Lenders.
        -----------------------------------

        6.1 Effect of Rejection, etc. Without limiting the generality of any of the foregoing provisions of this Agreement, each Lender irrevocably waives, to the full extent permitted by applicable law and for the benefit of, and as a separate undertaking with, the Banks and the Administrative Agent, any defense to the performance of this Agreement which may be available to such Lender as a consequence of this Agreement being rejected or otherwise not assumed by the Company or any trustee or other similar official for the Company or for any substantial part of the property of the Company, or as a consequence of this Agreement being otherwise terminated or modified, in any proceeding seeking to adjudicate the Company a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, relief or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, whether such rejection, non-assumption, termination or modification is by reason of this Agreement being held to be an executory contract or by reason of any other circumstance. If this Agreement shall be so rejected or otherwise not assumed, or so terminated or modified, each Lender unconditionally and irrevocably agrees for the benefit of, and as a separate undertaking with, the Banks and the Administrative Agent that it will pay to the Administrative Agent an amount equal to each payment which would otherwise be payable by the Lender under this Agreement if this Agreement were not so rejected or otherwise not assumed or were otherwise not so terminated or modified, such amount to be payable to the Administrative Agent at its office specified in Section 11.2 of the Credit Agreement or otherwise in accordance with the instructions of the Administrative Agent, as and when such payment would otherwise be payable hereunder and such amount shall be applied to the payment of Borrower Obligations under and as defined in the Credit Agreement.

        6.2 Rights of the Banks and Administrative Agent. The Administrative Agent or any Bank may, from time to time, at its sole discretion and without notice to the Lenders (or any of them), without affecting any of the obligations of the Lenders hereunder, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Borrower Obligations, (b) retain or obtain the primary or secondary obligation of any obligor or obligors with respect to any of the Borrower Obligations, (c) extend or renew any of the Borrower Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Borrower Obligations, or release or compromise any obligation of any nature of any obligor with respect to any of the Borrower Obligations and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Borrower Obligations, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

        6.3 Delay of Subrogation. Each of the Lenders agrees that it shall not exercise any right of subrogation to any right of the Administrative Agent or any Bank arising as a result of any payment made by such Lender hereunder until such time as the Borrower Obligations (other than obligations with respect to the Bank Note) have been paid in full and all Commitments under and as defined in the Credit Agreement have terminated.

     7. Miscellaneous.
        -------------

        7.1 Legends. It is understood that the Securities may bear one or all of the following legends:

            (a) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

            (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

        7.2 1997 Voting Agreement Termination. In accordance with the terms of that certain Voting Trust Agreement, dated as of December 30, 1997 (the "1997 Voting Agreement"), by and between the Lenders and the Company, the parties hereto hereby terminate the 1997 Voting Agreement, which termination the Company represents has been approved by a majority of the members of the Board of Directors of the Company that are not employees, members or partners of any Lender or the Company.

        7.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities); provided that no Lender shall assign its obligations hereunder without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement; provided that all rights and remedies granted to the Administrative Agent pursuant hereto are intended to be for the benefit of the Banks.

        7.4 Governing Law. This Agreement is made in accordance with and shall be construed under the laws of the State of New York, other than the conflicts of laws principles thereof.

        7.5 Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.6 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or four (4) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party, in the case of the Company and the Administrative Agent, on the signature page hereto, and in the case of each Lender, on Schedule A hereto, or at such other address as such party may designate by advance written notice to the other parties.

        7.7 Entire Agreement. This Agreement and the Notes, and the documents delivered pursuant hereto or thereto, constitute the entire agreement among the parties hereto and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

        7.8 Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. This Agreement shall inure to the benefit of and bind the successors, permitted assigns, heirs, executors, and administrators of the Company, each Lender and the Administrative Agent. Failure of any party hereto to assert any right herein shall not be deemed to be a waiver thereof.

        7.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        7.10 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby.

        7.11 Assignment to Administrative Agent. The Lenders acknowledge that the Company has previously assigned to the Administrative Agent, and granted the Administrative Agent a continuing security interest in, all of its personal property, including its rights under this Agreement. In furtherance of the foregoing (and without limiting any right of the Administrative Agent under the Guaranty and Collateral Agreement (as defined in the Credit Agreement) or applicable law), the Company hereby assigns to the Administrative Agent, and grants to the Administrative Agent a security interest in, all of its rights under this Agreement, including, without limitation, the right to exercise the Put Right, the right to give notice of the exercise of the Put Right and the right to receive the proceeds of the purchase and sale of the Notes. The Lenders hereby acknowledge the foregoing assignment and grant, and the Company and the Lenders agree that the Administrative Agent shall have, and be permitted to exercise, all of the rights of the Company hereunder without any consent of the Company, any Lender or any other person or entity.

        7.12 WAIVER OF JURY TRIAL. THE LENDERS, THE COMPANY, THE ADMINISTRATIVE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) THE BANKS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


                                  * * * * *

          IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the date first above written.



                                      GRUBB & ELLIS COMPANY



                                      By:/s/ Ian Bress
                                         ------------------
                                      Name:  Ian Bress
                                      Title: CFO

                                             Address:


ACCEPTED AND AGREED:

WARBURG, PINCUS INVESTORS, L.P.

       By:/s/  John C. Santoleri
          -------------------------
          Name:  John C. Santoleri
          Title: Partner


BANK OF AMERICA, N.A.,
 as Administrative Agent

       By:/s/ W. Thomas Barnett
          -------------------------
       Name:   W. Thomas Barnett
       Title:  Managing Director

       Address:

                                   SCHEDULE A


                                                     Principal Amount of
               Investor Name and Address                    Notes
           ---------------------------------         -------------------


           Warburg, Pincus Investors, L.P.               $6,000,000




           Total                                         $6,000,000

           -------------------------------------------------------------

                                    EXHIBIT A
                                    ---------

                       Form of Certificate of Designation
                       ----------------------------------

                                    EXHIBIT B
                                    ---------

                       Form of Convertible Promissory Note
                       -----------------------------------

                               DISCLOSURE SCHEDULE



     The Company's equity securities are currently listed on the New York Stock Exchange pursuant to a listing agreement (the "Listing Agreement"). The Company does not intend to obtain stockholder approval in connection with the transactions contemplated by the Option Agreement to which this Disclosure
Schedule is annexed.